Exhibit 99.1

Willdan Completes Acquisition of Intergy Corporation

Willdan expands into energy efficiency and conservation consulting.

ANAHEIM, Calif.,–(BUSINESS WIRE)–June 9, 2008–Willdan Group, Inc. (“Willdan”) (NASDAQ:WLDN), a leading provider of outsourced engineering, public finance and homeland security services to public agencies in California and other western states announced today that it has completed its acquisition of Intergy Corporation, a California-based consulting firm that assists companies, institutions and agencies with planning and implementing their energy efficiency, water conservation, and renewable energy strategies.

Tom Brisbin, Willdan’s Chief Executive Officer, stated: “Intergy is an important addition to the Willdan family, and is one of many steps being taken to achieve our growth strategy of diversifying services and geographic expansion.  By enabling Willdan to assist our clients to become energy efficient and achieve true sustainability, Intergy augments Willdan’s mission to extend the reach and resources of our clients by consistently delivering superior solutions.”

Intergy provides consulting and marketing services, energy efficiency audits and retrofits, information technology solutions, implementation of corporate energy initiatives and administration of conservation programs.  Intergy also provides energy efficiency education and training services to its clients’ employees.  Additional information regarding the acquisition can be found on the Form 8-K filed by Willdan with the Securities and Exchange Commission on June 9, 2008 at “Investors—SEC Filings” at www.willdan.com.

About Willdan

Founded over 40 years ago, Willdan is a leading provider of outsourced services to public agencies in California and other western states. Willdan’s family of companies assist cities and other government agencies with a broad range of services, including civil engineering, building and safety services, geotechnical engineering, financial and economic consulting, and disaster preparedness and homeland security. More information on Willdan can be found at www.willdan.com.

Forward-Looking Statements

Safe Harbor Statement:  Statements in this press release which are not purely historical, including statements regarding Willdan Group’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the Company will not be able to successfully integrate the operations of Intergy into the Company’s operations. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, a slowdown in the local and regional economies of the states where Willdan conducts business and the loss of or inability to hire additional qualified professionals. The Company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Form 10-K annual report for the year ended December 28, 2007 filed on March 27, 2008. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan Group, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Contact:

Willdan Group, Inc.

Kimberly Gant

Chief Financial Officer

Tel:  714-940-6329

kgant@willdan.com

or

Financial Profiles, Inc.

Moira Conlon
Tel: 310-277-4907

mconlon@finprofiles.com